UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 23, 2009

Date of Report (Date of earliest event reported)

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Granby Street, Norfolk, Virginia 23510

(Address of principal executive offices, including zip code)

757-648-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 25, 2009, as part of the Capital Purchase Program (the “Program”) established under the Troubled Asset Relief Program, Heritage Bankshares, Inc. (the “Company”) and the U.S. Department of the Treasury (“Treasury”) entered into a Letter Agreement and a Securities Purchase Agreement – Standard Terms attached thereto, both of which are attached as Exhibit 10.22 (collectively, the “Securities Purchase Agreement”), as amended by a side letter agreement attached as Exhibit 10.23 (the “Side Letter”), pursuant to which the Company issued and sold, and the Treasury purchased, (i) 10,103 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share (“Series A Preferred Shares”), and (ii) a warrant in the form attached as Exhibit 4.3 (the “Warrant”) to purchase up to 303.00303 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, having a liquidation preference of $1,000 per share (“Series B Preferred Shares”), at an exercise price of $0.01 per share, for an aggregate purchase price of $10,103,000 in cash. The Warrant was exercised by the Treasury immediately following the closing of the transaction on a cashless basis, resulting in the issuance to the Treasury of 303 Series B Preferred Shares. The form of stock certificates for the Series A Preferred Shares and the Series B Preferred Shares are attached as Exhibits 4.1 and 4.2, respectively.

The Series A Preferred Shares will qualify as Tier 1 capital and pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter. The Series B Preferred Shares will pay cumulative dividends at a rate of 9% per annum. Dividends are payable on both the Series A Preferred Shares and the Series B Preferred Shares (collectively, the “Preferred Shares”) quarterly and are payable on February 15, May 15, August 15 and November 15 of each year. If the Company fails to pay a total of six dividend payments on the Preferred Shares, whether or not consecutive, the number of directors of the Company shall automatically be increased by two (the “Automatic Directorship Increase”) and the holder of the Preferred Shares will have the right to fill the newly created director positions at the Company’s annual or at a special meeting called for that purpose, until the Company has paid all such dividends that it had failed to pay previously.

The Series A Preferred Shares, the Warrant and the Series B Preferred Shares were issued in a private placement transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The Company has agreed to register for resale the Series A Preferred Shares and the Series B Preferred Shares upon the request of the Treasury. The Securities Purchase Agreement provides that the Preferred Shares will not be subject to any contractual restrictions on transfer, except that the Treasury and its transferees may not effect any transfer of the Preferred Shares that would cause the Company to otherwise become subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

The Articles of Amendment to the Company’s Articles of Incorporation filed as Exhibit 3.2 provide that the Company may not redeem the Preferred Shares for three years except with the proceeds from a “Qualified Equity Offering” (as defined in the Articles of Amendment). However, under the American Recovery and Reinvestment Act of 2009 (the “ARRA”), which amended the Emergency Economic Stabilization Act of 2008 (the “ESSA”), and pursuant to an agreement with the Treasury pertaining to the ARRA and attached as Exhibit 10.24 (the “ARRA Agreement”), the Company may, subject to consultation with the Federal Reserve Bank of Richmond, redeem all or certain portions of the Preferred Shares at any time for the aggregate liquidation preference amount plus any accrued and unpaid dividends without first raising additional capital in an equity offering.

The Preferred Shares are not convertible into any other securities and generally are non-voting. The Preferred Shares have no maturity date and rank senior to the Company’s common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. In addition, the Securities Purchase Agreement provides for certain restrictions on dividend payments and stock repurchases by the Company, as further discussed below in Item 3.03.

Closing under the Securities Purchase Agreement was subject to each of the Company’s Senior Executive Officers and certain Highly Compensated Employees of the Company (in each case as defined in Section 111(b)(3) of the EESA and the regulations issued thereunder, as amended by the ARRA), delivering to the Treasury a written waiver voluntarily waiving any claim against the Treasury or the Company of any changes to such Senior Executive Officer’s or Highly Compensated Employee’s compensation or benefits that are required to comply with the regulations issued by the Treasury under the Program, as originally published and as amended by the ARRA, and acknowledging that the regulations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements)(collectively, “Benefit Plans”) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the Program. The waivers were effective prior to the closing, and a form of Waiver is attached as Exhibit 10.25.

In the Securities Purchase Agreement, the Company also agreed that, until such time as the Treasury ceases to own any equity or debt securities of the Company acquired under the Program, the Company will take all necessary action to ensure that its Benefit Plans with respect to its Senior Executive Officers comply with Section 111(b) of the EESA as implemented and any guidance or regulation under the EESA that has been issued and is in effect as of the closing date, as amended by the ARRA. The Company also agreed not to adopt any Benefit Plans with respect to, or which cover, its Senior Executive Officers that do not comply with the EESA. In connection with the foregoing obligations, prior to closing all applicable Senior Executive Officers and Highly Compensated Employees entered into an amendment to their respective employment agreements to ensure compliance with all applicable provisions of the EESA and ARRA, and the form of Amendment to Employment Agreement is attached as Exhibit 10.26.

The Treasury may unilaterally amend the Securities Purchase Agreement and all related documents to the extent required to comply with any changes in applicable federal statutes after the execution thereof.

Copies of the Securities Purchase Agreement, the Side Letter, the ARRA Agreement, the form of Certificate for the Series A Preferred Shares, the form of Certificate for the Series B Preferred Shares, the Warrant, the Articles of Amendment to the Company’s Articles of Incorporation establishing the terms of the Preferred Shares, the form of Waiver and the form of Amendment to Employment Agreement are included as exhibits to this Form 8-K, as noted above, and are hereby incorporated by reference into this Form 8-K, including, as applicable, Items 1.01, 3.02, 3.03, 5.02 and 5.03 hereto. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference to the applicable documents.

A press release dated September 25, 2009 providing additional details regarding the transaction with the Treasury is also attached as Exhibit 99.1 to this report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

In addition, under the Securities Purchase Agreement, for a period of three years following the closing date, unless the Company has redeemed the Preferred Shares or the Treasury has transferred the Preferred Shares to a third party, the ability of the Company to declare or pay any dividend or make any distribution on its capital stock or other equity securities of any kind will be subject to restrictions, including a restriction against (i) increasing the quarterly cash dividend per share to an amount larger than the last quarterly cash dividend paid on the common stock prior to November 17, 2008 ($0.06 per share), or (ii) redeeming, purchasing or acquiring any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain circumstances specified in the Securities Purchase Agreement. If the Treasury still holds the Preferred Shares ten years after the closing date, the Company may not thereafter pay any dividend or repurchase any equity securities without the consent of the Treasury unless and until the Preferred Shares are transferred by the Treasury or redeemed by the Company. In addition, the Series B Preferred Shares may not be redeemed unless all the Series A Preferred Shares have been redeemed. Finally, under the Articles of Amendment, the Company’s ability to declare or pay dividends and/or repurchase its common stock or other equity or capital securities are subject to restrictions in the event that it fails to declare and pay or set aside for payment full dividends on the Series A Preferred Shares and the Series B Preferred Shares, respectively.

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

In addition, effective September 23, 2009, (a) the Company entered into an amendment to its Employment Agreement with Michael S. Ives, President and Chief Executive Officer of the Company (the “Employment Agreement Amendment”), and (b) the Company and Mr. Ives entered into a Supplemental Executive Retirement Plan that provides for an immediately accrued retirement benefit of $25,000 accrued immediately for Mr. Ives (“SERP”). Under the Employment Agreement Amendment, Mr. Ives’ annual base salary will be increased to $400,000 per year, commencing January 1, 2010. Under the SERP, Mr. Ives will be paid $25,000 each year for ten years, in equal monthly installments (i.e., $2,083.33), beginning (i) the later of the first day of the month following (x) the day Mr. Ives’ employment with the Company ceases or (y) the day Mr. Ives attains the age of 67, or (ii) if Mr. Ives’ employment ceases due to his death or if the Board of Directors of the Company determines that Mr. Ives is disabled, on the first day of the month following death or disability; provided, if Mr. Ives’ employment with the Company ceases within two years following a change of control of the Company, then on the first day of the month following such separation from employment Mr. Ives will receive a lump sum payment equal to the present value of all installments of the $25,000 benefit amount to which Mr. Ives would otherwise be entitled. No benefits will be paid to Mr. Ives if his employment with the Company is terminated for “cause” or if his employment is terminated (other than due to death or disability) prior to the first anniversary of the effective date of the SERP.

Copies of the Employment Agreement Amendment and SERP are attached as Exhibits 10.27 and 10.28, respectively, and incorporated by reference into this Item 5.02. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference to the applicable documents.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 23, 2009, the Bylaws of the Company were amended (the “Bylaw Amendment”) to accommodate the Automatic Directorship Increase described above under “Item 1.01 Entry into a Material Definitive Agreement”. In addition, the Bylaws previously stipulated a fixed number of fifteen (15) members of the Board of Directors; under the Bylaw Amendment, the number of directors will be fixed by resolution of the Board from time to time, provided that the number of directors will not be less than fifteen (15) or more than twenty-one (21). A copy of the Bylaw Amendment is included as Exhibit 3.3 to this Form 8-K and is incorporated by reference into this Item 5.03.

On September 24, 2009, the Company filed with the State Corporation Commission of the Commonwealth of Virginia certain Articles of Amendment to its Articles of Incorporation establishing the terms of the Preferred Shares (“Articles of Amendment”). A copy of the Articles of Amendment is included as Exhibit 3.2 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

No.	Description

3.2	Articles of Amendment to the Articles of Incorporation Establishing the Terms of the Preferred Shares

3.3	Amendment to Bylaws

4.1	Form of Certificate for the Series A Preferred Stock

4.2	Form of Certificate for the Series B Preferred Stock

4.3	Warrant to Purchase up to 303.00303 shares of Series B Preferred Stock, dated September 25, 2009

10.22	Letter Agreement, dated September 25, 2009, including Securities Purchase Agreement – Standard Terms, incorporated by reference therein, between the Company and the United States Department of the Treasury

10.23	Side Letter, dated September 25, 2009

10.24	ARRA Agreement, dated September 25, 2009

10.25	Form of Waiver

10.26	Form of Amendment to Employment Agreement

10.27	Amendment to Employment Agreement of Michael S. Ives dated September 23, 2009.

10.28	Supplemental Executive Retirement Plan between the Company and Michael S. Ives dated September 23, 2009

99.1	Press Release issued by Heritage Bankshares, Inc. on September 25, 2009.

Heritage Bankshares, Inc.
(Registrant)

Date: September 25, 2009

/s/ John O. Guthrie
John O. Guthrie Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

3.2	Articles of Amendment to the Articles of Incorporation Establishing the Terms of the Preferred Shares

3.3	Amendment to Bylaws

4.1	Form of Certificate for the Series A Preferred Stock

4.2	Form of Certificate for the Series B Preferred Stock

4.3	Warrant to Purchase up to 303.00303 shares of Series B Preferred Stock, dated September 25, 2009

10.22	Letter Agreement, dated September 25, 2009, including Securities Purchase Agreement – Standard Terms, incorporated by reference therein, between the Company and the United States Department of the Treasury

10.23	Side Letter, dated September 25, 2009

10.24	ARRA Agreement, dated September 25, 2009

10.25	Form of Waiver

10.26	Form of Amendment to Employment Agreement

10.27	Amendment to Employment Agreement of Michael S. Ives dated September 23, 2009.

10.28	Supplemental Executive Retirement Plan between the Company and Michael S. Ives dated September 23, 2009

99.1	Press Release issued by Heritage Bankshares, Inc. on September 25, 2009.